SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2008

LIFECELL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	01-19890	76-0172936
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Millennium Way Branchburg, New Jersey	08876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 947-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On Tuesday, May 27, 2008, pursuant to the Agreement and Plan of Merger, dated as of April 7, 2008 (the “Merger Agreement”), by and among LifeCell Corporation, a Delaware corporation (the “Company”), Kinetic Concepts, Inc., a Texas corporation (“KCI”), and Leopard Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of KCI (“Purchaser”), Purchaser was merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of KCI (the “Surviving Corporation”).

As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on May 27, 2008, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 thereby effecting the delisting of the Company’s shares of common stock from NASDAQ and the deregistration of the Company’s shares of common stock under the Exchange Act. The Company will also file with the SEC a Certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated certificate of incorporation became the Certificate of Incorporation of the Surviving Corporation. A copy of the amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.

In addition, pursuant to the Merger Agreement, at the Effective Time, the Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated Bylaws became the Bylaws of the Surviving Corporation. A copy of the amended and restated Bylaws of the Company is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On Tuesday, May 27, 2008, pursuant to the Merger Agreement, Purchaser was merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of KCI. As a result of the Merger, all outstanding shares of common stock of the Company, par value $0.001 per share (the “Shares”), other than any Shares in respect of which appraisal rights are validly exercised under Delaware law and any Shares owned by the Company, KCI, Purchaser or any other wholly-owned subsidiary of KCI, were converted into the right to receive $51.00 per Share, without interest, net to the sellers in cash. The Merger was effected on an expedited basis pursuant to the short-form merger procedure available under Delaware law, following Purchaser’s acquisition of greater than 90% of the Shares.

On May 27, 2008, KCI issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Incorporation of LifeCell Corporation, dated May 27, 2008.

3.2	Bylaws of LifeCell Corporation, dated May 27, 2008.

99.1	Press Release of Kinetic Concepts, Inc., dated May 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECELL CORPORATION

By:	/s/ Steven T. Sobieski
Steven T. Sobieski
Chief Financial Officer

Date: May 27, 2008